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☐	Soliciting Material Pursuant to §240.14a-12

VITACOST.COM, INC.

(Name of Registrant as Specified in its Charter)

GREAT HILL INVESTORS, LLC

GREAT HILL EQUITY PARTNERS III, L.P.

GREAT HILL EQUITY PARTNERS IV, L.P.

CHRISTOPHER S. GAFFNEY

MICHAEL A. KUMIN

(Name of Person(s) Filing Consent Statement, if Other Than the Registrant)

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The Case for Change at Vitacost.com, Inc. (NASDAQ: VITC) * * * * * * * * * * * * * * * * * * * * * * * *

The Need for Change at Vitacost.com is
Now
• Vitacost.com’s June 14
th
announcement is an endorsement of
Great Hill’s long stated belief that a change in the majority of the Board is needed
• Vitacost is asking shareholders to wait until August 26
th
to
make necessary changes to its Board, while shareholders can
vote TODAY for Great Hill’s four highly qualified nominees
• Vitacost is employing this delay and entrenchment tactic only after:
– Two members of Vitacost’s own Board, Allen S. Josephs and Robert G.
Trapp, who collectively possess voting control over approximately 10% of the common stock, indicated they support Great Hill’s slate in some manner
– Significant pressure from other material shareholders with a vested interest in Vitacost’s long-term success
– Having hastily tried to explore a sale of the company when Vitacost had been public less than a year
• Shareholders have every right to question the motivations of
Vitacost’s actions

Great Hill’s Nominees Are Experienced and Aligned
with Shareholders
• Great Hill’s candidates have the qualifications, experience and will to address Vitacost’s problems and put the company
on track to grow profitably and generate shareholder value
• Great Hill’s candidates can provide real value in addressing the significant performance issues facing Vitacost with over
60 years of combined experience in the Internet, eCommerce
and direct marketing industries and significant executive and board level public company experience
• Great Hill’s candidates would be independent and provide
much needed oversight of management
• Great Hill is a significant Vitacost shareholder invested in the success of the company and Great Hill’s interests are aligned with those of ALL shareholders

Great Hill’s Nominees = Real Change, Real Leadership
Ensure that Vitacost’s growth & expansion plans are effectively implemented by management
• Maintain existing customer relationships and optimize new customer acquisition through targeted direct marketing campaigns
• Further automate distribution centers
• Expand SKU count
• Manufacture a higher proportion of products in-house
• Integrate ERP system with existing software infrastructure
• Identify new key leadership to manage critical manufacturing function and further build-out senior and mid-level management
Provide appropriate Board-level input going forward, leveraging the nominees’ expertise
• To maintain its market position as a high-growth eCommerce company, Vitacost needs to expand its customer base, merchandise and cross-sell effectively, and deliver superior customer service
• Great Hill’s nominees have a strong track record of building strategic assets through organic growth initiatives and accretive acquisitions, driving improved operating performance, both in terms of revenue growth and profitability, and ultimately creating shareholder value
Redeem the Company’s poison pill
• Prevents long-term, growth-oriented investors from purchasing additional shares to support the stock